Exhibit 99.1

VOTE BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE

MEDICORE, INC.

Voting by telephone or Internet is quick, easy and immediate. As a Medicore, Inc. shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the internet or by telephone must be received by 11:59 p.m., Eastern Time, on September [20], 2005, the day before the meeting date. If you are outside of the continental United States, you may only vote by the internet or by mail.

To Vote Your Proxy By Internet
www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Phone
1 (800) 894 - 0537
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF YOU ARE VOTING ELECTONICALLY OR BY PHONE.

To Vote Your Proxy by Mail
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

PROXY
MEDICORE, INC.

The Board of Directors Solicits This Proxy

The undersigned appoints Thomas K. Langbein or Lawrence E. Jaffe, with power of substitution in each, proxies to vote all the shares of MEDICORE, INC. which the undersigned may be entitled to vote as a stockholder of record on August 5, 2005 at the Annual Meeting of Shareholders to be held on September [21], 2005, or any adjournment thereof.

When properly executed and returned in a timely manner, this proxy will be voted at the Annual Meeting and any adjournment thereof in the manner directed herein. If you do not specify otherwise for each proposal, the proxy will be voted as recommended by the board of directors. The board of directors recommends a vote FOR each of the Proposals listed below.

1.	Adoption of the Agreement and Plan of Merger dated June 2, 2005 between Dialysis Corporation of America and Medicore, Inc.

FOR    ð AGAINST    ð ABSTAIN

2.	Ratification of the share election provision contained in the severance payment section of the employment agreement of Thomas K. Langbein with Medicore, Inc.

FOR    ð AGAINST    ð ABSTAIN

3.	Election of Directors:*
Nominees for Class 1 directors: PETER D. FISCHBEIN and LAWRENCE E. JAFFE

☐ FOR all director nominees listed; ☐ WITHHOLD AUTHORITY to vote for all director nominees listed.

_____________________________________________________________________________________________
(To withhold authority to vote for an individual nominee, write that nominee’s name on the line above)

4	Ratify the appointment of Moore Stephens, P.C. as independent auditors for 2005.*

☐ FOR  ☐ AGAINST ☐ ABSTAIN

5.	In their discretion such other business as may properly come before the meeting.

*If items 1 and 2 are approved, the company will be merged with Dialysis Corporation of America, cease to exist and will not have directors or auditors.

(Back side of the card)

IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

Signatures(s) should be exactly as your name(s) appears on this proxy. If signing as executor, administrator, trustee, guardian or attorney, please give full title when signing. If stock is registered in the names of joint owners, the proxy should be signed by each. If the stockholder is a corporation, sign full corporate name by a duly authorized officer.

_____________________________________
(Signature)

_____________________________________
(Signature)
Dated:___________________________, 2005
For better communications with shareholders, we would appreciate your electronic mail (e-mail) address: ____________ __________________________. Your e-mail address will not be provided to any other person except for our company communications with you. We hope you will take advantage of this more efficient means of communication with our company.